Exhibit 10.29

AMENDMENT NO. 2 TO MEMBERSHIP INTEREST PURCHASE AGREEMENT

THIS AMENDMENT NO. 2 TO MEMBERSHIP INTEREST PURCHASE AGREEMENT (this “Amendment”), dated as of July 24, 2020, is made and entered into, by and between GB Sciences, Inc. a Nevada corporation (the “Seller”), GB Sciences Las Vegas, LLC, a Nevada limited liability company (“GBS LV”), GB Sciences Nevada LLC, a Nevada limited liability company (“GBS NV” and together with GBS LV and the Seller, the “GBS Parties”), and AJE Management, LLC, a California limited liability company (the “Buyer”, and together with the GBS Parties, each a “Party” and collectively, the “Parties”).

WHEREAS, the Parties have entered into a Membership Interest Purchase Agreement dated as of March 24, 2020, which was amended on May 11, 2020 (as so amended, the “Agreement”), and desire to further amend the Agreement as set forth in this Amendment; and

WHEREAS, in order to induce the GBS Parties to enter into this Amendment, Buyer has agreed to cause an affiliate of Buyer to make secured loans to GBS LV and GBS NV (the “Teco Subsidiaries”) of up to $500,000 following the date hereof, the proceeds of which shall by distributed by the Teco Subsidiaries to the Seller.

NOW, THEREFORE, in consideration of the foregoing premises, the Parties agree as follows:

AGREEMENTS:

1.	Amendments.

(a)    Article I of the Agreement is hereby amended to add the following definition, after the definition of “Representative”:

“Revolving Note” means that certain Secured Revolving Promissory Note in the stated principal amount of $500,000, dated as of July 24, 2020, made by Buyer in favor of the Teco Subsidiaries.

(b)    Section 2.3 of the Agreement is hereby amended and restated in its entirety to read as follows:

“Section 2.3         Seller Note. At the Closing, Buyer shall deliver to Seller a promissory note (the “Seller Note”), substantially in the form of Exhibit A hereto, with a principal amount equal to (a) Four Million Dollars ($4,000,000.00), minus (b) the thee (3) times (i) the outstanding principal amount of the Revolving Note, and (ii) all accrued interest thereon, as of the Closing Date. Immediately following the Closing and the delivery of the Seller Note to Buyer, all amounts outstanding under the Revolving Note immediately prior to the Closing shall automatically be deemed to have been repaid and satisfied in full.”

(c)    Exhibit A to the Agreement is hereby amended and restated with the form of Seller Note attached to this Amendment.

Exhibit 10.29

2.    Effect of Amendment. Except to the extent amended hereby, the Agreement and all terms, conditions and provisions thereof shall continue in full force and effect in all respects.

3.    Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one and the same instrument

4.    Miscellaneous. This Amendment shall be subject to the governing law and dispute resolution provisions set forth in Article X of the Agreement.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

GB SCIENCES LAS VEGAS, LLC GB

SCIENCES NEVADA LLC

By: GB SCIENCES, INC., as sole member

By: /s/: John Poss

Name: John Poss

Title: Chief Executive Officer

GB SCIENCES, INC

                                                                                        By: /s/: John Poss

                                                                                        Name: John Poss

Title: Chief Executive Officer

AJE MANAGEMENT, LLC

By: /s/: David Weiner

Name: David Weiner

Title: Manager

EXHIBIT A

FORM OF SELLER NOTE

(See Attached)